Exhibit 99.3

STEVEN H. FELDERSTEIN, State Bar No. 056978
PAUL J. PASCUZZI, State Bar No. 148810
FELDERSTEIN FITZGERALD
WILLOUGHBY & PASCUZZI LLP
400 Capitol Mall, Suite 1450
Sacramento, CA  95814
Telephone: (916) 329-7400
Facsimile: (916) 329-7435

Attorneys for Consolidated Debtor

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA

SACRAMENTO DIVISION

In re:	CASE NO. 06-20046-A-11
Jointly Administered
LARGE SCALE BIOLOGY	Chapter 11
CORPORATION,
DCN: FWP-57
Debtor.
	Date:	June 23, 2008
Tax ID #77-0154648	Time:	9:00 a.m.
	Crtrm:	28

CONSOLIDATED DEBTOR’S MOTION FOR ENTRY OF FINAL DECREE AND CLOSING OF CHAPTER 11 CASE

Large Scale Biology Corporation, et al. (“LSBC” or “Consolidated Debtor”), hereby requests the Court enter a final decree (the “Motion”), and in support of this Motion, the Consolidated Debtor respectfully represents:

JURISDICTION

1.             The court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 1334 and 157 and 11 U.S.C. §§ 105 and 350 and Rule 3022 of the Federal Rules of Bankruptcy Procedure. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (O).

REQUESTED RELIEF

2.             The Consolidated Debtor respectfully requests that the Court authorize the following:

MOTION FOR ENTRY
OF FINAL DECREE

a.           Entering a final decree and closing the case; and

b.           Granting such other relief as is just and appropriate in the circumstances of these cases.

BACKGROUND

3.           LSBC filed its bankruptcy petition on January 9, 2006.  LSBC’s case is jointly administered with the cases of its two subsidiaries, Large Scale Bioprocessing, Inc, and Predictive Diagnostics, Inc., pursuant to order of the Court.  The Debtors’ First Amended Joint Plan of Liquidation, as modified, was confirmed by order of this Court entered October 12, 2006, and went effective on October 23, 2006 (the “Plan”).  The decision to liquidate rather than to restructure operations and continue as a public company reflected the judgment of the Board of Directors that LSBC did not have the level of ongoing revenue-generating contracts or business and lacked the financial resources and access to additional funding sufficient to cover the substantial anticipated research, development and other expenses needed for continuation for an extended period of time as a commercially viable publicly traded company.

4.           The Plan was designed to complete the orderly liquidation of the Debtors’ business and assets, including possible sale as a whole to one purchaser or the sale of related business units, and to distribute the proceeds consistent with the requirements of the Bankruptcy Code and orders of the Bankruptcy Court previously entered in the cases.  For the protection of holders of Claims or Interests, the Plan provided that any sales or abandonment of assets must be approved by the Court upon noticed motion under the provisions of the Code, Rules and Local Rules.  The Debtors were authorized under the Plan to retain Professional Persons to assist with the liquidation with Court approval, and in fact did retain an investment banker to run the marketing process for the sales of all assets.  The Official Committee of Unsecured Creditors remained in existence post- confirmation for the protection of all unsecured creditors.

5.            In order to maximize the liquidation proceeds to the estate, the Consolidated Debtor employed Venturi & Company LLC (“Venturi”) as its investment bankers to:

a.           Assist the Consolidated Debtor in formulating the marketing strategy related to the sale, transfer or assumption of any of the operations, assets, liabilities and/or stock of the Consolidated Debtor;

MOTION FOR ENTRY
OF FINAL DECREE

b.           Prepare information materials highlighting the investment considerations of the Consolidated Debtor and/or all of its businesses and/or assets to third parties, as appropriate;

c.           Identify, classify and contact third parties and facilitate their due diligence by responding to inquiries and providing additional information, as appropriate; and

d.           Evaluate offers, assist in negotiations and review and analyze any securities or other consideration offered to the Consolidated Debtor in connection with a sale, transfer or assumption of any of the operations, assets, liabilities and/or stock of the Consolidated Debtor.

6.             Venturi actively marketed the Consolidated Debtor’s assets beginning in September 2006.  Venturi worked with LSBC’s former officers and employees to identify potential purchasers for the primary asset categories listed in the Plan and Disclosure Statement.  Numerous contacts were made with most of the targeted potential purchasers.  In this process, Venturi has made contacts and solicited offers from over 175 strategic and financial parties, including prospective purchasers in other countries.  Despite this extensive marketing program and the substantial efforts of Venturi and the Consolidated Debtor, only a small number of qualified parties expressed interest in the assets.

7.             The Consolidated Debtor consummated approximately 20 sales and licenses over a period of approximately two years, all with notice to creditors and with Court approval.  Other than some contingent rights to receive payments in the future, the Consolidated Debtor has liquidated all of the assets of the estate and is ready to distribute all of the remaining funds and close these cases.  Any funds received in the future will be administered by the Plan Administrator in accordance with the Plan.  As disclosed in the sale motions involving contingent payments, the Consolidated Debtor does not expect any significant recovery from the contingent rights.

8.             Because the estate is fully administered, the Plan Administrator respectfully requests the Court to enter a final decree and to close the cases.

9.             Section VI(C)(8) of the Plan provides for the closing of the cases as follows:  “Closing of Case:  At such point as the Court determines, upon noticed motion of the Consolidated Debtor or other party in interest, that all pending Claims objections, contested matters and adversary proceedings have been resolved, or that the Case need not remain open despite pending objections, matters or proceedings, the Case may be closed by the terms of a final decree of the Court; provided that the Case will be reopened thereafter if necessary to facilitate any actions contemplated by the terms of the Plan.  The fact that some or all of the distributions to Creditors remain to be made shall not, in and of itself, constitute grounds for keeping the Case open when the Consolidated Debtor requests that the Case be closed.”

MOTION FOR ENTRY
OF FINAL DECREE

10.           Federal Rule of Bankruptcy Procedure 3022 provides that upon a motion by a party in interest, a final decree may be entered “after an estate is fully administered.”

11.           According to the 1991 Advisory Committee Note to Rule 3022, the Court should consider the following non-exclusive factors to determine whether an estate has been fully administered:  (1) whether the order confirming the plan has become final; (2) whether deposits required by the plan have been distributed; (3) whether the property proposed by the plan to be transferred has been transferred; (4) whether the debtor or the successor of the debtor under the plan has assumed the business or the management of the property dealt with by the plan; (5) whether payments under the plan have commenced; and (6) whether all motions, contested matters, and adversary proceedings have been finally resolved.

12.           When the above factors are met, the Court will close the bankruptcy case, even though the case has not been fully administered.  Bankruptcy courts have closed Chapter 11 cases in instances where further accounting or distributions remain pending.  See e.g., In re Gates Community Chapel of Rochester, Inc., 212 B.R. 220, 224 (Bankr. W.D.N.Y. 1997) (discussing that the liquidating agent may file further reports and an accounting with the U.S. Trustee after the case is closed); In re Jordan Mfg., Co. 138 B.R. 30, 35 (Bankr. C.D. Ill. 1992) (holding that failure to pay all claims should not delay entry of final decree); Kleigl, 238 B.R. at 542-43 (determining that for a case to be fully administered, “at a minimum, the concept must mean that administrative claims have been provided for at least to the extent that assets exist out of which administrative claims can be partly or wholly paid.”).

MOTION FOR ENTRY
OF FINAL DECREE

13.           The Consolidated Debtor is current on all of its quarterly post-confirmation financial reports and all U.S. Trustee fees have been paid.

14.           Here, all the factors favor entry of a final decree.  The order confirming the Plan was final over six months ago.  All estate assets have been sold or otherwise disposed of with Court approval.  The Plan Administrator has commenced distributions under the Plan and will distribute all remaining funds on hand once post-confirmation expenses cease.  As of the date of the hearing on this Motion, there will be no outstanding motions, contested matters, or adversary proceedings.  A motion to authorize the Plan Administrator to dispose of certain business records is being filed with this motion, but final decree will not be entered until that motion is resolved.  The confirmed Plan in this case has been fully administered.  The terms of the Plan allow for the entry of the final decree and closing of the case.  Thus, it is appropriate to enter a final decree and close the Debtors’ cases.

15.           This Motion is based on the Declaration of Randy Sugarman filed herewith.

WHEREFORE, the Consolidated Debtor respectfully requests the Court to enter an order as follows:

1.	Entering a final decree and closing the cases; and

2.	For such other relief as the Court deems just.

Dated:  May 12, 2008

FELDERSTEIN FITZGERALD
WILLOUGHBY & PASCUZZI LLP

By:	/s/ Paul J. Pascuzzi
PAUL J. PASCUZZI
Attorneys for the Consolidated Debtor, Large Scale Biology Corporation et al.

MOTION FOR ENTRY
OF FINAL DECREE